EXHIBIT 10.5

THIRD AMENDMENT TO LOAN AGREEMENT

This Third Amendment to Loan Agreement (this "Fourth Amendment") is entered into as of the 30th day of September, 2010, by and among MEXCO ENERGY CORPORATION, a Colorado corporation, and FORMAN ENERGY CORPORATION, a New York corporation (collectively, "Borrowers") and BANK OF AMERICA, N.A., a national banking association ("Bank").

Recitals:

A.     Borrowers and Bank entered into that certain Loan Agreement dated December 31, 2008, as amended by First Amendment to Loan Agreement dated December 28, 2009 and by Second Amendment to Loan Agreement dated March 1, 2010 (the "Loan Agreement").

B.      Pursuant to the terms of the Loan Agreement, Bank provided Borrowers a revolving line of credit loan with a Facility No. I Commitment (as defined in the Loan Agreement) in the amount of $5,000,000.00 (the "Facility No. 1 Loan").

C.      Borrowers and Bank desire to amend the Loan Agreement to reflect the extension of the maturity date of the Facility No. 1 Loan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, it is hereby agreed among Bank and Borrowers as follows:

Agreement

1.      Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.      Section 1.2 of the Loan Agreement (Availability Period) is hereby amended in its entirety to read as follows:

1.2     Availability Period.

The line of credit is available between the date of this Agreement and November 30, 20 11, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility No. 1 Expiration Date").

3.      By their execution hereof, Borrowers hereby affirm and ratify the Loan Agreement as amended hereby, and all of the other loan documents executed in connection with the Loan Agreement.

4.      Neither the execution by Bank of this Third Amendment nor anything contained herein shall in any way be construed or operate as a waiver by Bank of any event of default under the Loan Agreement or the other loan documents executed in connection therewith (whether now existing or that may occur hereafter) or any of Bank's rights under the Loan Agreement or any of such other loan documents.

5.      Except as provided herein, all terms and provisions of the Loan Agreement shall remain  unchanged .

6.      As an inducement to Bank to enter into this Third Amendment, Borrowers represent and warrant to Bank that (i) the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, (ii) Borrowers have not breached any of the covenants contained in the Loan Agreement or the other loan documents executed in connection therewith (except as may have been waived in writing by Bank), and (iii) no event of default now exists under the Loan Agreement, nor does there exist any condition or event which, with notice and/or lapse of time, would constitute such an event of default.

9.      THIS THIRD AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED effective as of the date first above written.

BORROWERS:		BANK:

MEXCO ENERGY CORPORATION		BANK OF AMERICA, N.A.

By:	/s/ Nicholas C. Taylor	By:	/s/ Rose M. Storey
	Nicholas C. Taylor		Rose M. Storey
	President		Assistant Vice President

FORMAN ENERGY CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
President